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Cliffs Natural Resources, Inc.

(Name of Registrant as Specified In Its Charter)

Casablanca Capital LP

Donald G. Drapkin

Douglas Taylor

Celso Lourenco Goncalves

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 14, 2014, Casablanca Capital LP provided the following statement to Thomson Reuters in response to inquiries regarding the open letter to shareholders issued by Cliffs Natural Resources, Inc. on February 14, 2014:

"The Company’s actions to date do not go far enough to make the fundamental changes that are needed to restore value for shareholders. We continue to believe the Board should be reconstituted and Mr. Goncalves should be CEO, and we will disclose our slate of director nominees and further detail our plan to fix Cliffs in due course. In the meantime we are encouraged by the discussions we have had with many fellow investors who support our efforts to generate shareholder value."